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                                                                     EXHIBIT 5.1

                          WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380

                                January 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         RE:      Radio Systems Corporation
                  Registration Statement on Form S-1
                  Registration No. 333-40593

Ladies and Gentlemen:

         We are acting as counsel to Radio Systems Corporation, a Tennessee corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of an aggregate of 2,167,750 shares of the Company's Common Stock, no par value per share (the "Shares"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement"). We have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares being sold by the Company will be, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective), duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Waller Lansden Dortch & Davis, PLLC